Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-177923
January 8, 2013

January 2013

J.P. Morgan Structured Investments

J.P. Morgan Income Focus Efficiente DS 4 Index Strategy Guide

Important Information

JPMorgan Chase and Co. ("J.P. Morgan") has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, the relevant term sheet or pricing supplement,
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the prospectus and the prospectus supplement, as well as any product supplement
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(866) 535-9248.

To the extent there are any inconsistencies between this free writing prospectus and the relevant term sheet or pricing supplement, the relevant term sheet or pricing supplement, including any hyperlinked information, shall supersede this free writing prospectus.

Securities linked to J.P. Morgan Income Focus Efficiente DS 4 Index (the
"Strategy") are our senior unsecured obligations and are not secured debt.
Investing in these securities is not equivalent to a direct investment in the
Strategy or any index fund that forms part of the Strategy.

Investments in securities linked to the Strategy require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. This free writing prospectus contains market data from various sources other than us and our affiliates, and, accordingly, we make no representation or warranty as to the market data's accuracy or completeness. All information is subject to change without notice. We or our affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options, futures or other derivatives based thereon.

Any historical composite performance records included in this free writing prospectus are hypothetical and it should be noted that the constituents have not traded together in the manner shown in the composite historical replication of the indices included in this free writing prospectus. No representation is being made that the Strategy will achieve a composite performance record similar to that shown. In fact, there are frequently sharp differences between a hypothetical historical composite performance record and the actual record that the combination of those underlying elements subsequently achieved.

Use of Simulated Returns
Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the securities linked to the Strategy use simulated analysis and hypothetical circumstances to estimate how it may have performed prior to its actual existence. For time periods prior to the launch of an exchange-traded fund included in the Strategy and such exchange-traded fund's initial satisfaction of a minimum liquidity standard, back-testing uses alternative performance information derived from a related index, after deducting hypothetical fund fees, rather than performance information for such exchange-traded fund.

The results obtained from "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index.
J.P. Morgan provides no assurance or guarantee that the securities linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical historical levels presented herein have not been verified by

an independent third party, and such hypothetical historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the simulated returns presented in this strategy guide.

IRS Circular 230 Disclosure

We and our affiliates do not provide tax advice. Accordingly, any discussion of
U.S. tax matters contained herein is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with J.P. Morgan of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of J.P. Morgan Research Departments. Structured
Investments may involve a high degree of risk, and may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. J.P. Morgan and its affiliates may have positions (long or short), effect transactions or make markets in securities or financial instruments mentioned herein (or options with respect thereto), or provide advice or loans to, or participate in the underwriting or restructuring of the obligations of, issuers mentioned herein. J.P. Morgan is the marketing name for the Issuer and its subsidiaries and affiliates worldwide. JPMS is a member of FINRA, NYSE, and SIPC. Clients should contact their salespersons at, and execute transactions through, a J.P. Morgan entity qualified in their home jurisdiction unless governing law permits otherwise.

Overview

The J.P. Morgan Income Focus Efficiente DS 4 Index (the "Index", "Income Focus
Efficiente DS" or "I.F. Efficiente DS") provides dynamic exposure to a diverse universe of income-oriented assets while targeting an annualized volatility of
4% on a daily basis. The Index employs the same framework based on momentum and modern portfolio theory that underlies J.P. Morgan's family of Efficiente indices, to determine a monthly asset allocation ("Monthly Reference
Portfolio") that targets 4% volatility. In addition to the monthly asset selection process, I.F. Efficiente DS targets the 4% volatility on a daily basis by varying the exposure the Index takes to the Monthly Reference
Portfolio daily -- increasing the exposure to the Monthly Reference Portfolio when the volatility of the portfolio decreases, and decreasing the exposure when the volatility of the portfolio increases.

Key features of the Index include:

[] Income-oriented ETFs: the Index provides dynamic exposure to a diverse range of income-oriented exchange-traded funds ("ETFs") representing U.S. Treasuries,
U.S. Treasury Inflation Protected Securities, investment grade bonds, higher yielding bonds (high yield corporate and emerging market bonds) and alternatives to bonds (dividend-themed stocks, preferred stocks and real estate); [] Monthly asset selection: the Index employs J.P. Morgan's Efficiente methodology, which is based on momentum and modern portfolio theory, to allocate on a monthly basis to the Monthly Reference Portfolio with a target annualized volatility of 4% or less; [] Dynamic daily exposure: the Index aims to target the volatility of 4% on a daily basis by overlaying onto the
Efficiente framework a mechanism that varies the exposure the Index takes to the Monthly Reference Portfolio on a daily basis based on historical volatility. The exposure ranges from 0% to 150%, increasing when the volatility of the portfolio decreases and decreasing when the volatility increases; []
Potential for inflation protection: the universe of assets includes Treasury
Inflation Protected Securities as well as real estate, which is often viewed as providing inflation protection;

[] Potential for protection from a rising rate environment: because the Index employs a momentum strategy that aims to allocate to the assets with the strongest historical performance (subject to volatility and other constraints), if rates were to increase in a gradual manner, all else being equal, the Index would be expected to allocate away from the assets that are most sensitive to rising rates (and therefore may be declining) towards assets with the least sensitivity to rising rates; [] Excess return index: the Index is an excess return index and reflects the weighted performance of its underlying assets
(including reinvested dividends for the ETF Underlyings) in excess of the performance of the Cash Index; and [] Index adjustments: the Index levels incorporate the daily deduction of a fee of 0.75% per annum and are published on Bloomberg under the ticker IEJPRC4E.

The table and graph on the following page illustrate the performance of the
Index based on the hypothetical back-tested closing levels from December 31,
2002 through July 22, 2012 and actual performance from July 23, 2012 to
December 31, 2012. Based on the hypothetical back-tested and historical performance, the Index realized annualized returns of 4.64% per annum over the period, and outperformed "hypothetical excess return versions" of the Barclays
Capital
U.S. Aggregate Bond Index (the "Barclays Aggregate Bond Index") and the iShares
Barclays 7-10 Year Treasury Bond Fund (the "Treasury Bond Fund"). The
"hypothetical excess return

version" of an asset refers to a hypothetical index constructed from the returns of such asset with the returns of the Cash Index deducted. The hypothetical excess return versions of the Barclays Aggregate Bond Index and the Treasury Bond Fund will be referred to as the **"Barclays Aggregate Bond Index (Excess Return)"** and the **"Treasury Bond Fund (Excess Return)"**, respectively. There is no guarantee that I.F. Efficiente DS will outperform the Barclays Capital Aggregate Index (Excess Return) or the Treasury Bond Fund (Excess Return) during the term of your investment in CDs linked to the Index.

Hypothetical Comparison of Income Focus Efficiente DS

	J.P. Morgan Income Focus Efficiente DS 4 Index	Barclays Aggregate Index (Excess Return)	Treasury Bond Fund (Excess Return)
12 Month Return	**5.10%**	3.36%	0.99%
3 Year Return (Annualized)	**7.75%**	5.59%	6.05%
10 Year Return (Annualized)	**4.64%**	2.70%	-0.18%
Annualized volatility	**4.50%**	3.88%	7.31%
Sharpe Ratio	**1.03**	0.69	-0.02

Source: Bloomberg and J.P. Morgan. As of December 31, 2012. **Please see notes immediately following the graph below.**

Hypothetical Performance of Income Focus Efficiente DS (December 31, 2002 – December 31, 2012)


J.P. Morgan Income Focus Efficiente DS 4 Index
Barclays Aggregate Index (Excess Return)
Treasury Bond Fund (Excess Return)
180
160
140
120
100
80
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12

Source: Bloomberg and J.P. Morgan

Note: Because the Index did not exist prior to July 23, 2012, all retrospective levels provided in the graph and table above are simulated and must be considered illustrative only. The simulated data was constructed using certain procedures that may vary from the procedures used to calculate the Index going forward, and on the basis of certain assumptions that may not hold during future periods. The variations in procedures used in producing simulated historical data from those used to calculate the Index going forward could produce differences in returns of indeterminate direction and amount. Past hypothetical performance results are neither indicative of nor a guarantee of future returns. Actual results will vary, potentially materially, from the hypothetical historical performance described herein. Please see "Important Information" at the front of this publication for a discussion of certain assumptions used for the Index and additional limitations of back-testing and simulated returns.

"Return" is the percentage return of the relevant index over the period indicated, and where "Annualized" is indicated, is the annual compounded return of the relevant index over the period.

"Annualized volatility" is the annualized standard deviation of the daily returns of the relevant index for the 10year period from December 31, 2002 through December 31, 2012.

Sharpe Ratio means the 10-Year Return divided by the annualized volatility which is also determined over 10 years.

J.P. MORGAN INCOME FOCUS EFFICIENTE DS 4 INDEX

2

J.P. MORGAN INCOME FOCUS EFFICIENTE DS 4 INDEX

Index Description

The construction of the Index follows a two-step process:

- **Step 1: Construction of the Monthly Reference Portfolio:**

  On a monthly basis, the Index employs an allocation strategy based on modern portfolio theory to construct a Monthly Reference Portfolio as more fully described in the section "*Monthly Reference Portfolio Construction.*" The Index seeks to identify the weights for each Basket Constituent within the Monthly Reference Portfolio that would have resulted in the hypothetical portfolio with the highest return over the previous three months while realizing an annualized volatility over the same period of 4% or less. If no such portfolio exists, the target volatility is increased in increments of 1%, and the selection procedure is repeated until a portfolio is identified.

  The Index rebalances from one Monthly Reference Portfolio to the next selected Monthly Reference Portfolio through a progressive roll over the course of 5 days.

- **Step 2: Daily Dynamic Exposure**

  The Index targets a volatility of 4% on a daily basis by varying the Index's exposure to the Monthly Reference Portfolio on a daily basis. On each day, the Index's exposure to the Monthly Reference Portfolio is equal to the ratio of the 4% target volatility to the historical 1-month volatility of the Monthly Reference Portfolio, capped at 150%, as more fully described in the section "*Daily Dynamic Exposure.*"

Monthly Reference Portfolio Construction

On a monthly basis, the Index employs an allocation strategy based on modern portfolio theory to construct a Monthly Reference Portfolio. The modern portfolio theory approach to asset allocation suggests how a rational investor should allocate capital across the available universe of assets to maximize return for a given risk appetite. The Index uses the concept of an "efficient frontier" to define the Monthly Reference Portfolio. An efficient frontier for a portfolio of assets defines the optimal return of the portfolio for a given amount of risk, using the volatility of returns of hypothetical portfolios as the measure of risk

Illustration of the Efficient Frontier


10%
8%
6%
4%
2%
return
0%
2%
4%
6%
8%
risk

On a monthly basis, J.P. Morgan Securities plc, acting as the I.F. Efficiente DS calculation agent, will determine the allocations to the Basket Constituents within the new Monthly Reference Portfolio based on the mathematical rules that govern the selection of the Monthly Reference Portfolio. The weight for each Basket Constituent will be determined subject to certain weighting constraints, including constraints on the weight of each Basket Constituent as well as, in some cases, constraints on the sum of the weights of Basket Constituents within a sector. For more information on the weighting constraints related to the Basket Constituents comprising the Index, see "*What are the Basket Constituents?*".

The Index seeks to identify the weight for each Basket Constituent that would have resulted in the hypothetical portfolio with the highest return over the previous three months while realizing an annualized volatility over the same period of 4% or less. Thus, the portfolio exhibiting the highest return with an annualized volatility of 4% or less is selected, and the weighting for such portfolio is applied to the Basket Constituents.

3

No assurance can be given that the I.F. Efficiente DS Index will achieve its target volatility of 4%. The actual realized volatility of the I.F. Efficiente
DS Index may be greater or less than 4%.

On each selection date, the weighting algorithm implements the following steps:

[] The Index calculation agent identifies all Eligible Portfolios as described under "What are the Basket Constituents?" and calculates the performance for each portfolio for an observation period over the previous three months.

[] For each Eligible Portfolio, the Index calculation agent calculates the annualized realized volatility over the three-month  period.

[] The performance and the volatilities of the Eligible Portfolios are used to construct the
"efficient frontier. "

[] The Index calculation agent selects the Eligible Portfolio with the strongest performance that has an annualized realized volatility equal to or less than 4%.  If no such portfolio exists, the target volatility is increased in increments of 1%, and the selection procedure is repeated until a portfolio is identified.

There is no guarantee that the concept of an efficient frontier combined with modern portfolio theory will generate positive returns for the Index or that other theories applied to the portfolio of the Basket Constituents would not produce a better result than an investment linked to the Index.

What are the Basket Constituents?

I.F. Efficiente DS tracks the excess return of thirteen Basket Constituents, over the return of the
JPMorgan Cash Index USD 3 Month (the "Cash Index"). Each Basket Constituent is
composed of either one or more exchange-traded funds, with dividends reinvested, or the Cash Index. The
ETFs and the Cash Index will be referred to as the "Underlyings."

The first table on the next page sets forth the Basket Constituents that compose the Monthly Reference Portfolios in the Index and the maximum weighting constraints assigned to each Basket Constituent as well as the maximum weightings assigned to certain groups of Basket Constituents ("sectors"). The second table on the next page provides the set of Underlyings that compose each
Basket Constituent, as well as the fixed weights that each Underlying takes in such Basket Constituent.

An Eligible Portfolio is any hypothetical portfolio composed of the Basket
Constituents whose weights satisfy the following weighting constraints: [] The minimum possible weight assigned to any Basket Constituent is 0%.

[] The weight assigned to each Basket Constituent is an integral multiple of
5%.

[] The maximum possible weight assigned to any Basket Constituent is 20%, with the exception of (i) the Cash Index, which has a maximum possible weight of
50%; and (ii) the PIMCO Total Return Exchange-Traded Fund, the PIMCO Enhanced
Short Maturity Strategy Fund and iShares([R]) S and P U.S. Preferred Stock Index
Fund, each of which have a maximum possible weight of 10%. In the case of the occurrence of certain extraordinary events, the weighting of the Cash Index may be greater than 50%. Any weight assigned to the Cash Index at any given time results in that portion of the Index being uninvested at that time. In addition, when the daily exposure to the Monthly Reference Portfolio is less than one, the balance of the exposure is uninvested.

[] The maximum possible weight assigned to either the Short Term Cash sector or to the sector labeled "Higher Yielding Bonds and Alternatives" is 50%.

[] The sum of the weights assigned to all Basket Constituents will be equal to
100%.

Basket Constituents

Sector / Sector Cap	Basket Constituent	Asset Cap
Treasuries Sector Cap = Not Applicable	Medium Term Treasuries Basket	20%
	Long Term Treasuries Basket	20%
Treasury Inflation Protected Securities Sector Cap = Not Applicable	Treasury Inflation Protected Securities Basket	20%
Core and Investment Grade Bonds Sector Cap = Not Applicable	Core Bond (Passive) Basket	20%
	Core Bond (Active) Basket	10%
	Investment Grade Corporate Bonds Basket	20%
Higher Yielding Bonds and Alternatives Sector Cap = 50%	High Yield Corporate Bonds Basket	20%
	Emerging Market Bonds Basket	20%
	Dividend Stock Basket	20%
	Preferred Stock Basket	10%
	Real Estate Basket	20%
Short Term Cash Sector Cap = 50%	Cash (Active) Basket	10%
	Cash Basket	50%

Note: See the relevant disclosure statement or underlying supplement for more information on the Index and the Basket Constituents.

The Underlyings

Basket Constituent	Underlyings	Underlying Ticker
Medium Term Treasuries Basket	**100% iShares® Barclays 7-10 Year Treasury Bond Fund**	IEF
Long Term Treasuries Basket	**100% iShares® Barclays 20+ Year Treasury Bond Fund (100%)**	TLT
Treasury Inflation Protected Securities Basket	**100% iShares® Barclays TIPS Bond Fund (100%)**	TIP
Core Bond (Passive) Basket	**50% iShares® Barclays Aggregate Bond Fund**	AGG
	50% Vanguard Total Bond Market ETF	BND
Core Bond (Active) Basket	**100% PIMCO Total Return Exchange-Traded Fund**	BOND
Investment Grade Corporate Bonds Basket	**100% iShares® iBoxx $ Investment Grade Corporate Bond Fund**	LQD
High Yield Corporate Bonds Basket	**50% iShares® iBoxx $ High Yield Corporate Bond Fund**	HYG
	50% SPDR® Barclays Capital High Yield Bond ETF	JNK
Emerging Market Bonds Basket	**70% iShares® JPMorgan USD Emerging Markets Bond Fund**	EMB
	20% Powershares Emerging Market Sovereign Debt Portfolio	PCY
	10% WisdomTree Emerging Markets Local Debt Fund	ELD
Dividend Stock Basket	**70% SPDR® S&P® Dividend ETF**	SDY
	30% WisdomTree Emerging Market Equity Income Fund	DEM
Preferred Stock Basket	**100% iShares® S&P U.S. Preferred Stock Index Fund**	PFF
Real Estate Basket	**100% iShares® Dow Jones Real Estate Index Fund**	IYR
Cash (Active) Basket	**100% PIMCO Enhanced Short Maturity Strategy Fund**	MINT
Cash Basket	**100% JPMorgan Cash Index USD 3 Month**	JPCASU3M

Note: See the relevant disclosure statement or underlying supplement for more information on the Index, the Basket Constituents and the Underlyings

J.P. MORGAN INCOME FOCUS EFFICIENTE DS 4 INDEX

5

Daily Dynamic Exposure

I.F. Efficiente DS targets the desired volatility of 4% on a daily basis by varying the exposure the Index takes to the Monthly Reference Portfolio daily.
On each day, the exposure the Index takes to the Monthly Reference Portfolio ranges from 0% to 150% and is determined by dividing the 4% target volatility by the historical 1-month volatility of the Monthly Reference Portfolio. The exposure increases when the 1-month volatility of the Monthly Reference
Portfolio decreases, and decreases when the volatility increases, employing leverage up to 150% when the volatility is less than 4%. The change in the exposure (whether an increase or a decrease) between one day and the next is capped at 50%. When the daily exposure to the Monthly Reference Portfolio is less than one, the balance of the exposure is uninvested.

The figure below illustrates how the exposure to the Monthly Reference
Portfolios varies with volatility.

 1-month  historical volatility of the current Monthly Reference Portfolio volatility increases volatility decreases

         Exposure Exposure  to the Monthly Reference to the Monthly Reference
Portfolio decreases Portfolio increases

Historical analysis

Diversified exposure to income-oriented assets

The Index aims to provide exposure to a range of income-oriented assets. The table below shows the correlation between the Index and the Treasury Bond Fund, as well as between the Index and the broader bond market as represented by the Barclays Aggregate Index. Correlation can be described as a measure of the degree to which two components change relative to each other.

Based on its rebalancing methodology I.F. Efficiente DS is intended to dynamically allocate to the Basket Constituents in response to changing market conditions, with the potential to exploit any low historical correlations exhibited by the Basket Constituents. The hypothetical correlations below illustrate that the returns of the Index have historically had a less than 50% correlation with the Treasury Bond Fund as well as with the broader bond market.

Summary of hypothetical correlations for Income Focus Efficiente DS (Dec 31, 2002–Dec 31, 2012)

	Income Focus Efficiente DS	Barclays Aggregate Index	Treasury Bond Fund
Income Focus Efficiente DS	100%	46%	43%
Barclays Aggregate Index		100%	90%
Treasury Bond Fund			100%

Source: Bloomberg and J.P. Morgan

Note: Based on the daily hypothetical back-tested and historical returns. **Future correlations may be higher or lower than the hypothetical, historical correlations in the summary above.** Because the Index did not exist prior to July 23, 2012, all retrospective levels provided in the graph and table above are simulated and must be considered illustrative only. The simulated data was constructed using certain procedures that may vary from the procedures used to calculate the Index going forward, and on the basis of certain assumptions that may not hold during future periods. The variations in procedures used in producing simulated historical data from those used to calculate the Index going forward could produce differences in returns of indeterminate direction and amount. Past hypothetical performance results are neither indicative of nor a guarantee of future returns. Actual results will vary, potentially materially, from the hypothetical historical performance described herein. Please see "Important Information" at the front of this publication for a discussion of certain assumptions used for the Index and additional limitations of back-testing and simulated returns. The correlations shown above are for informational purposes only.

J.P. MORGAN INCOME FOCUS EFFICIENTE DS 4 INDEX

7

 7%

Target volatility and daily 6% dynamic exposure
As described in "Index description", the Index targets an annualized realized volatility of 4% via a two-step process. First, the Index selects on a monthly basis a Monthly Reference Portfolio that targets a 4% volatility. Second, the
Index adjusts its exposure to the Monthly Reference Portfolio on a daily basis
5% to target the 4% volatility. The graph below illustrates the 1-month volatility of the Monthly Reference Portfolio and the exposure that the Index would take to the portfolio.
Volatility is a measurement 4% of the variability of returns. The historical or
"realized" volatility of a portfolio can be measured in a number of ways. For the purposes of the graph below, the volatility of the Monthly Reference
Portfolio is measured for a 1-month period and is calculated in the same manner as more fully described in the relevant disclosure statement or underlying supplement. 3%

Hypothetical volatility of and exposure to the Monthly Reference Portfolio (Dec
31, 2002 -- Dec 31, 2012)

Source: Bloomberg and J.P. Morgan
Note: The hypothetical, historical annualized volatility of the Monthly
Reference Portfolios and exposure to the Monthly Reference Portfolios are presented for informational purposes only. The back-tested, hypothetical, historical annualized volatility and exposures have inherent limitations. These volatility and exposure levels reflect hypothetical historical performance. No representation is made that in the future the Monthly Reference Portfolios in
Income Focus Efficiente DS will have the volatilities as shown above or that
Income Focus Efficiente DS will have the exposures shown above to the Monthly
Reference Portfolios. There is no guarantee that Income Focus Efficiente DS will outperform any alternative investment strategy. Alternative modeling techniques or assumptions might produce significantly different results and may prove to be more appropriate. Actual 1-month annualized volatilities and exposures will vary, perhaps materially, from this analysis. Please see
"Important Information" at the front of this publication for a discussion of certain additional limitations of back-testing and simulated returns.

Hypothetical historical sector allocations

The graph below illustrates the hypothetical historical allocation to the various sectors in the Monthly Reference Portfolio over time. For a detailed description of which Basket Constituents make up each sector displayed in this graph, please see *"What are the Basket Constituents?"*. The graph on the following page shows the hypothetical average weight allocated to each sector over the time period.

Hypothetical sector allocations within the Monthly Reference Portfolio: Dec 2002 to Dec 2012



Treasuries
Core and Investment Grade Bonds
Short Term Cash
Treasury Inflation Protected Securities
Higher Yielding Bonds and Alternatives
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12

Source: J.P. Morgan

Note: The hypothetical allocations are obtained from hypothetical back-testing of the Income Focus Efficiente DS algorithm and should not be considered indicative of the actual weights that would be assigned to the sectors or the applicable Basket Constituents during your investment in CDs linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in allocations among the sectors or the applicable Basket Constituents consistent with the hypothetical allocations displayed in the preceding graphs. Actual results will vary, perhaps materially, from those in the hypothetical historical allocations contained in this hypothetical backtest. Please see *"Important Information"* at the front of this publication for a discussion of certain additional limitations of back-testing and simulated returns.

J.P. MORGAN INCOME FOCUS EFFICIENTE DS 4 INDEX

9

10

Hypothetical average sector allocations within the Monthly Reference
Portfolios: Aug 2001 to Jul 2012

Higher Y ielding

Short Term Ca

Source: J.P. Morgan. Numbers have been rounded for convenience.
Note: The hypothetical allocations are obtained from back-testing and should not be considered indicative of the actual weights that would be assigned to the sectors or the applicable Basket Constituents during the term of your investment in CDs linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in allocations among the sectors or the applicable Basket Constituents consistent with the hypothetical allocations displayed in the preceding graphs. Actual results will vary, perhaps materially, from those arising from the hypothetical historical allocations contained in this hypothetical backtest. Please see "Important
Information" at the front of this publication for a discussion of certain additional limitations of back-testing and simulated returns.

Risks associated with the Index
THERE ARE RISKS ASSOCIATED WITH A MOMENTUM-BASED INVESTMENT
STRATEGY--The Index employs a mathematical model intended to implement what is known as a momentum-based strategy, which seeks to capitalize on positive market price trends based on the supposition that positive market price trends may continue. This Index is different from a strategy that seeks long-term exposure to a portfolio with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter.
THE INDEX MAY NOT ACHIEVE ITS TARGET VOLATILITY-- The exposure of the Index to the synthetic portfolio of Basket Constituents is determined by a two-step process, composed of a monthly selection process to determine the weighting assigned to each Basket Constituent in the synthetic portfolio and a daily adjustment of the exposure to the synthetic portfolio intended to achieve a target annualized volatility of 4% on a daily basis. The monthly weights and daily adjustments are based on the historical volatility of the synthetic portfolio and are subject to certain constraints. However, there is no guarantee that historical trends will continue in the future. Accordingly, the actual realized annualized volatility of the Index may be greater than or less than 4%, which may adversely affect the level of the Index.
THE INDEX MAY BE SUBJECT TO INCREASED VOLATILITY DUE TO THE USE OF LEVERAGE --
As part of the daily adjustment of its exposure to the synthetic portfolio of
Basket Constituents, when the volatility of the synthetic portfolio is less than the target volatility of 4%, the Index will employ leverage to increase the exposure of the portfolio up to 150%. The use of leverage will magnify any negative performance of the Basket Constituents which, in turn could cause the
Index to decline more than it otherwise would have.
THE DAILY ADJUSTMENT OF THE EXPOSURE OF THE INDEX TO THE SYNTHETIC PORTFOLIO OF
BASKET CONSTITUENTS MAY IMPACT PERFORMANCE -- Due to the daily exposure adjustments, the Index may fail to realize gains due to price appreciation of the synthetic portfolio at a time when the exposure is less than 100% or may suffer increased losses due to price depreciation of the synthetic portfolio when the exposure is above 100%. As a result, the Index may underperform an index that does not include a daily exposure adjustment. THE INDEX MAY BE
PARTIALLY UNINVESTED -- The aggregate weight of the Cash Index at any given time represents the portion of the synthetic portfolio that is uninvested. In addition, when the exposure of the Index to the synthetic portfolio is less than 100%, a portion of the synthetic portfolio will be uninvested. The Index will reflect no return for any uninvested portion.
OUR AFFILIATE, J.P. MORGAN SECURITIES PLC, OR JPMS PLC, IS THE CALCULATION
AGENT AND MAY ADJUST THE INDEX IN A WAY THAT AFFECTS ITS LEVEL--The policies and judgments of JPMS PLC could have an impact, positive or negative, on the
Index. JPMS PLC is under no obligation to consider the interests of investors in CDs linked to the Index.
OTHER KEY RISKS:
[] The Index may not be successful and may not outperform any alternative strategy.
[] The Index comprises notional assets and liabilities and therefore there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.
[]  The Index rebalances monthly and applies weighting caps to the Basket
Constituents and the sectors.
[] Changes in the value of the Basket Constituents may offset each other, and correlation of performances among the Basket Constituents may reduce the performance of the Index.
[] An investment in securities linked to the Index is subject to risks associated with non-U.S. markets, including emerging markets, and is subject to currency exchange risk.
[] The Index was established on July 23, 2012, and therefore has limited operating history.
[] JPMS, one of our affiliates, is the sponsor of the Cash Index and a reference index for one of the ETFs.
[] The Index Levels incorporate the deduction of a fee of 0.75% per annum.
[] You should review carefully the related "Risk Factors" section in the relevant disclosure statement of underlying supplement and the "Selected Risk
Considerations" in the relevant term sheet.

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